Exhibit 99.1

  WESTERN SIERRA BANCORP REPORTS RECORD PROFITABILITY, THIRD QUARTER EPS UP 20%

     CAMERON PARK, Calif., Oct. 19 /PRNewswire-FirstCall/ -- Western Sierra Bancorp (Nasdaq: WSBA), a multi-bank holding company, headquartered in Cameron Park, Calif., announced results for the third quarter ended September 30, 2005.

     Financial Highlights from the third quarter of 2005 vs. 2004:

     -- An increase in GAAP net income of $861,000 or 22.4% to $4.71 million -- An increase in Diluted GAAP EPS to $0.59 from $0.49 or 20.4%
     -- ROA and ROE of 1.47% and 15.38%, as compared to 1.33% and 15.03%
     -- Return on Tangible Equity of 21.23% as compared to 22.62%
     -- Total assets increased $117 million or 10% to $1.3 billion
     -- Total loans increased $104 million or 11.2% to $1.03 billion
     -- Net interest margin increased 27 basis points to 5.37% versus 5.10% -- Efficiency Ratio increased to 55.0% from 54.2%
     -- Continued asset quality with nonperforming assets at just 0.07% of ending assets

     Financial Highlights from the nine-month period ended September 30, 2005 vs. 2004:

     -- An increase in GAAP net income of $1.83 million or 16.6% to $12.83 million
     -- An increase in GAAP net income excluding terminated merger expenses of
        $232,000, net of tax, to $13.06 million or 18.7%
     -- An increase in Diluted GAAP EPS to $1.61 from $1.40 or 15.8%
     -- An increase in Diluted GAAP EPS excluding terminated merger expenses to
        $1.64 from $1.40 or 17.1%
     -- ROA and ROE of 1.39% and 14.74%, as compared to 1.32% and 14.90%
     -- ROA and ROE excluding terminated merger expenses of 1.42% and 15.00%, as compared to 1.32% and 14.90%
     -- Return on Tangible Equity of 20.72% as compared to 22.91%
     -- Return on Tangible Equity excluding terminated merger expenses of 21.10%
        as compared to 22.91%
     -- Net interest margin increased 16 basis points to 5.33% versus 5.17%
     -- Efficiency Ratio increased to 56.2% from 55.2%

     Management Comments
     Gary D. Gall, President and CEO of Western Sierra Bancorp, stated, "Loan growth and asset quality have been the hallmark of our success and the third quarter was no exception. The markets in which we operate continue to provide opportunities to expand our relationship banking network."

     Discussion of Non-GAAP Financial Measures
     In order to assist investors in comparing what management believes to be the Company's core operating results from one period to another, included herein are financial measures that exclude the effect of "terminated merger expenses". In November 2004, the Company entered into a definitive agreement to acquire Gold Country Financial Services Inc. This agreement was terminated by the mutual consent of both parties in June of 2005. Included in the Company's operating results for the quarter ending June 30, 2005 and the nine month period ending September 30, 2005 are approximately $398,000 ($232,000 after tax) in legal, consulting, data processing, accounting and other merger costs were incurred and capitalized while the transaction was pending. Management does not expect a similar charge to be incurred in the foreseeable future. In management's view, net income excluding terminated merger expenses assist investors in better understanding the comparative core operating performance of the Company.

     Record Earnings and Returns
     The Company reported record GAAP net income of $4,710,000 for the quarter or $0.59 per diluted share, an increase of $861,000 or 22.4% over the quarter ended September 30, 2004.

     For the nine-month period ended September 30, 2005, the Company reported GAAP Net income of $12,824,000 or $1.61 per diluted share, an increase of $1,829,000 or 16.7% over the same period in 2004. Excluding terminated merger costs of $232,000 after tax, net income for the nine-month period ended September 30, 2005 was $13,056,000 or $1.67 per diluted share, an increase of $2,061,000 or 18.7% over the same period in 2004.

     For the twelve month period ended September 30, 2005 (trailing twelve months) GAAP net income was $16,865,000 or $2.12 per diluted share, an increase of $3,628,000 or 27% over the $13,237,000 or $1.70 per diluted share reported for the trailing twelve months ended September 30, 2004.

     Return on average assets ("ROA") was 1.47% and 1.39% the quarter and nine-month period ended September 30, 2005 as compared to 1.33% and 1.32% for the third quarter and nine-month period ended September 30, 2004, respectively. Excluding terminated merger expenses, ROA was 1.42% for the nine-month period ended September 30, 2005, as compared to 1.32% for the nine-month period ended September 30, 2004.

     The Company's return on average equity ("ROE") was 15.38% for the third quarter and 14.74% for the nine-month period ended September 30, 2005 as compared to 15.03% and 14.90% for the third quarter and nine-month period ended September 30, 2004. Excluding terminated merger expenses, ROE was 15.00% for the nine-month period ended September 30, 2005 as compared to 14.90% for the nine-month period ended September 30, 2004.

     Return on tangible equity (which excludes average goodwill and other intangible assets from average equity) was 21.23% for the third quarter and 20.72% for the nine-month period ended September 30, 2005, as compared to 22.62% and 22.91% for the third quarter and nine-month period ended September 30, 2004. Excluding terminated merger expenses, return on tangible equity was 21.10% for the nine-month period ended September 30, 2005 as compared to 22.91% for the nine-month period ended September 30, 2004.

     Loan and Deposit Growth
     Total assets ended the third quarter 2005 at a record high of $1.3 billion. This represents a $118 million, or 10%, increase over September 30, 2004. The Company has continued its record of strong loan growth. Total gross loans grew to $1.03 billion, an increase of $104 million, or 11%, over a year ago. Total deposits grew to a record $1.08 billion, which represents a $69 million, or 7%, increase over September 30, 2004. In comparing the quarter ended September 30, 2005 to the previous quarter ended June 30, 2005, average loans grew at an annualized rate of 12.6%, while average deposits grew at 15.1%.

     The Company's liquidity position improved during the quarter primarily as a result of deposits growing at a faster rate than loans. Federal Funds Sold were $55.5 million on average in the third quarter of 2005 as compared to $31.7 million in the second quarter of 2005 and $59.0 million in the third quarter of 2004. The Company currently has over $100 million available in term liquid resources primarily through the Federal Home Loan Bank.

     Net Interest Income Reaches Record High
     Net interest income increased by $2.17 million, or 17%, over the third quarter of 2004. The Company's reported net interest margin (on a fully tax equivalent basis) of 5.37% was up 27 basis points ("bps") from the third quarter 2004 and 4 basis points as compared to the second quarter of 2005. For the nine-month period ended September 30, 2005, net interest income increased $5.51 million, or 15%, and the net interest margin (on a fully tax equivalent basis) of 5.33% was up 16 bps from the same period in 2004.

     Substantially all of loans currently at floors will reprice as time elapses and are not dependent on future increases in market interest rates. Yield on loans rose 64 bps as compared to the third quarter of 2004 to 7.33% and 30 bps since June 30, 2005. This was largely due to increases in the prime rate which rose 200 bps since September 30, 2004 and 75 bps since June 30, 2005.

     The third quarter cost of funds increased 54 bps over the quarter ended September 30, 2004 and 17 bps over the quarter ended June 30, 2005 to 1.64%. The average loan to deposit ratio was 96.1% in the third quarter of 2005 as compared to 90.1% in the third quarter of 2004 and 96.7% in the second quarter of 2005. The net interest margin expanded in the third quarter of 2005 as compared to the second quarter of 2005 by 4 bps largely as a result of an increase in prevailing market rates. The yield on earning assets increased 20 bps in the third quarter to 7.00% as compared to the second quarter of 2005 while the cost of funds increased 17 bps to 1.64%.

     Asset Quality
     Credit quality remains strong with $1,413,000 or 0.14% loan delinquencies between 30 and 89 days as of September 30, 2005 compared to $168,000 or 0.02% loan delinquencies as of September 30, 2004. One loan totaling $807,000 that was included in delinquent loans at September 30, 2005 was paid off in full on October 14, 2005. Non-performing assets (delinquent loans 90 days and over and REO) as of September 30, 2005 totaled $890,000 or 0.07% of total assets, compared to $599,000 or 0.05% of total assets at September 30, 2004. The allowance for loan losses totaled $15.3 million, or 1.48% of loans outstanding at September 30, 2005, compared to $13.1 million, or 1.41%, a year ago. The Company recorded net charge-offs of $68,000 in the third quarter of 2005 as compared to $179,000 in the same period of 2004. For the nine-month period ended September 30, 2005, the Company recorded net recoveries of $15,000 as compared to net charge-offs of $357,000 for the same period of 2004.

     Other Income / Expense and the Efficiency Ratio
     The growth in net interest income of 17% for the quarter was complemented by an increase in non-interest income of 35%, which was principally attributable to increased deposit service charges and fees of $326,000, an increase in premiums on the sale of mortgage loans of $174,000 and a $152,000 gain on the sale of SBA loans.

    Total operating expenses increased $1.9 million or 21% in the third quarter of 2005 as compared to the same period in 2004. Total operating expenses, excluding amortization of core deposit intangibles and the expense associated with the investment in housing tax credits, grew at a faster rate (21.3%) in the third quarter than fully tax equivalent net revenue (19.5%) resulting in a negative impact on the efficiency ratio, which increased from 54.2% in the third quarter of 2004 to 55.0% in the third quarter of 2005.

     In addition to growth in net interest income of 15% for the nine-month period ended September 30, 2005, the Company grew non-interest income by 22% primarily due to $555,000 in SBA gains, increased deposit service charges and fees of $429,000 and a $275,000 contract settlement that was recognized in the second quarter. Total operating expenses increased $5.14 million or 19% in the first nine months of 2005 as compared to the same period of 2004. Total operating expenses, excluding amortization of core deposit intangibles and terminated merger expenses, grew at a faster rate (17.7% for the nine-month period) than fully tax equivalent net revenue (15.8%) resulting in a negative impact on the efficiency ratio, which increased from 55.2% in the first nine months of 2004 to 56.2% in the same period of 2005.

     Other Information and Disclaimers
     Western Sierra Bancorp is comprised of Western Sierra National Bank, Lake Community Bank, Central California Bank and Auburn Community Bank. The Company operates twenty-nine branches and four loan production facilities in the counties of El Dorado, Placer, Sacramento, Lake, Stanislaus, San Joaquin, Calaveras, Amador, Contra Costa and Tuolumne.

     This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 that involve risk and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other things, fluctuations in interest rates, changes in economic conditions or governmental regulation, credit quality and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. The Company is not obligated to update these forward looking statements at any time.

                     Western Sierra Bancorp and Subsidiaries
                        Consolidated Statements of Income
                  (dollars in thousands, except per share data)

                                               Three Months Ended                                 Nine Months Ended
                                                  September 30,                                     September 30,
                                 ---------------------------------------------    ----------------------------------------------
                                                                     Growth                                            Growth
(Unaudited)                          2005            2004               %             2005             2004               %
------------------------------   ------------    ------------     ------------    ------------     ------------     ------------
Interest income:
 Interest and fees
    on loans                     $     18,715    $     14,971             25.0%   $     52,053     $     43,398             19.9%
 Interest on
    investment
    securities:
    Taxable                               443             485                            1,346            1,238
    Exempt from
      federal taxes                       429             391                            1,256            1,167
 Interest on Federal
    funds sold                            481             203                            1,017              397
      Total interest
         income                        20,068          16,050             25.0%         55,672           46,200             20.5%

Interest expense:
 Interest on
    deposits                            3,613           2,336                            9,368            6,510
 Interest on
    borrowed funds                      1,116             549                            2,765            1,658
    Total interest
      expense                           4,729           2,885             63.9%         12,133            8,168             48.5%

    Net interest
      income                           15,339          13,165             16.5%         43,539           38,032             14.5%

Provision for
 loan losses (LLP)                        540             600            -10.0%          1,450            1,910            -24.1%

    Net interest
      income after
      LLP                              14,799          12,565             17.8%         42,089           36,122             16.5%

Non-interest income:
 Service charges
    and fees                            1,531           1,205                            4,049            3,620
 Investment
    service fee income                    254             140                              632              517
 Net gain on sale
  and packaging of
  residential mortgage
  loans                                 1,160             986                            3,192            3,033
 Gain on sale
  of government-
  guaranteed loans                        152              --                              555               --
 Gain (Loss) on
  sale of
  investment
  securities                                1              (1)                              (2)             (12)
 Other income                             332             216                            1,144              671
  Total non-interest
   income                               3,430           2,546             34.7%          9,570            7,829             22.2%

Other expenses:
 Salaries and
   benefits                             5,972           4,892                           17,277           14,660

 Occupancy and
   equipment                            1,757           1,505                            5,037            4,292
 Other expenses                         2,904           2,338                            8,442            7,061
 Terminated merger
   expenses                                --              --                              398               --
 Amortization of
   core deposit
   intangibles                            180             180                              540              540
   Total other
    expenses                           10,813           8,915             21.3%         31,694           26,553             19.4%

   Income before
    income tax                          7,416           6,196             19.7%         19,965           17,398             14.8%

Income taxes                            2,706           2,347                            7,141            6,403
 GAAP net income                 $      4,710    $      3,849             22.4%   $     12,824     $     10,995             16.6%

Merger expense
 after tax                                 --              --                              232               --
 GAAP net income
 excluding
 terminated
 merger
 expenses                        $      4,710    $      3,849             22.3%   $     13,056     $     10,995             18.7%

GAAP net income
 Basic earnings
   per share                     $       0.61    $       0.51             19.6%   $       1.67     $       1.46             14.4%
 Diluted earnings
   per share                     $       0.59    $       0.49             20.4%   $       1.61     $       1.40             15.0%

GAAP net income
 excluding
 terminated merger
 expenses
 Basic earnings
   per share                     $       0.61    $       0.51             19.6%   $       1.70     $       1.46             16.4%
 Diluted earnings
   per share                     $       0.59    $       0.49             20.4%   $       1.64     $       1.40             17.1%

 Shares used to
   compute basic EPS                    7,729           7,595                            7,696            7,535
 Shares used to
   compute fully
   diluted EPS                          7,972           7,911                            7,961            7,873

 Average Loans                   $  1,013,338    $    890,047             13.9%   $    980,694     $    864,779             13.4%

 Average
   Investments                   $    137,374    $    154,191            -10.9%   $    129,411     $    134,285             -3.6%

 Average Earning
   Assets                        $  1,150,712    $  1,044,238             10.2%   $  1,110,105     $    999,064             11.1%

 Average
  Deposits                       $  1,054,531    $    987,872              6.7%   $  1,029,541     $    936,951              9.9%

 Average
   Non-interest
   Demand
   Deposits                      $    295,793    $    257,783             14.7%   $    281,076     $    238,281             18.0%

 Average
   Interest-
   bearing
   Liabilities                   $    847,729    $    785,444              7.9%   $    825,624     $    762,129              8.3%

 Average
   Assets                        $  1,272,387    $  1,155,547             10.1%   $  1,230,552     $  1,109,727             10.9%

 Average Equity                  $    121,463    $    101,893             19.2%   $    116,359     $     98,538             18.1%

 Return on Average
   Assets (GAAP)                         1.47%           1.33%                            1.39%            1.32%

 Return on Average
   Equity (GAAP)                        15.38%          15.03%                           14.74%           14.90%

 Return on
   Tangible Equity                      21.23%          22.62%                           20.72%           22.91%

 Return on
   Tangible Equity
   excluding
   terminated merger
   expense                              21.22%          22.62%                           21.10%           22.91%

 Net Interest
   Margin (FTE)                          5.37%           5.10%                            5.33%            5.17%

 Efficiency
 Ratio (FTE)                             55.0%           54.2%                            56.2%            55.2%

                     Western Sierra Bancorp and Subsidiaries
                           Consolidated Balance Sheet
                             (dollars in thousands)
                                   (Unaudited)

                                           September 30,     September 30,        Growth
                                               2005              2004                %
                                           -------------     -------------     -------------
ASSETS:
Cash and due from banks                    $      41,824     $      37,579
Federal funds sold                                65,400            52,235
   Cash and cash equivalents                     107,224            89,814              19.4%

Interest-bearing deposits                             --             4,000
Loans held for sale                                2,242               811
Investment securities:
 Trading                                              42                35
 Available for sale
 (amortized cost $79,982
 in 2005 and $86,081 in 2004)                     80,759            87,599
 Held to maturity (market
 value of $3,005 in 2005
 and $3,824 in 2004)                               2,918             3,675
   Total investments                              83,719            91,309              -8.3%
Portfolio loans:
 Real estate mortgage                            667,532           583,500
 Real estate construction                        226,535           208,828
  Commercial                                     109,048           113,374
 Agricultural                                     17,841            13,935
 Other loans                                       8,540             6,158
  Total gross loans                            1,029,496           925,795              11.2%
 Deferred loan fees, net                          (3,506)           (2,806)
 Allowance for loan losses                       (15,251)          (13,082)
  Net portfolio loans                          1,010,739           909,907              11.1%

Premises and equipment, net                       21,084            20,054
Other real estate                                     --                --
Goodwill and other
 intangible assets                                33,357            34,093
Other assets                                      39,110            30,593
  Total Assets                             $   1,297,475     $   1,180,581              10.0%

LIABILITIES AND SHAREHOLDERS' EQUITY:
Non-interest bearing
 deposits                                  $     317,092     $     263,582              20.3%
Interest bearing deposits:
   NOW, money market and
   savings                                       375,499           395,393
   Time, over $100,000                           225,951           181,230
   Other time                                    157,530           166,406
    Total deposits                             1,076,072         1,006,611               6.9%

Borrowed funds                                    52,000            21,500
Subordinated debt                                 37,116            37,116
Other liabilities                                  7,958             9,694
  Total liabilities                            1,173,146         1,074,921               9.2%

Shareholders' equity:
 Preferred stock- no
  par value; 15,000,000
  shares authorized; none issued                      --                --
 Common stock- no par value;
  15,000,000 shares authorized;
  issued - 7,732,216 shares in
  2005 and 7,620,866 shares
  in 2004                                         69,895            67,586
 Retained earnings                                53,934            37,092
 Accumulated other
  comprehensive income                               500               982
   Total shareholders' equity                    124,329           105,660              17.7%
   Total Liabilities and
    Shareholders' Equity                   $   1,297,475     $   1,180,581              10.0%

Allowance for loan losses
 to Gross Loans                                     1.48%             1.41%

Ending Delinquent Loans                    $       1,413     $         168

Ending Non Performing Loans
 (non accrual and > 90 days)               $         890     $         599

Total Non Performing Loans
 and REO - Non Performing Assets           $         890     $         599

YTD Net (Recoveries)
 Charge-offs                               $         (15)    $         357

YTD Net Charge-offs
 as a % of Avg Loans                                0.00%             0.06%

Non Performing Assets
 as a % of Total Assets                             0.07%             0.05%

Total Risk Based Capital
 To Risk Weighted Assets                           12.98%            12.18%

Tier 1 Capital to Risk
 Weighted Assets                                   11.73%            10.82%

Tier 1 Capital to
 Average Assets
(Leverage Ratio)                                    9.91%             9.14%

SOURCE  Western Sierra Bancorp
    -0-                             10/19/2005
    /CONTACT: Gary D. Gall or Anthony J. Gould, both of Western Sierra Bancorp, +1-530-677-5600/
    /Web site:  http://www.westernsierrabancorp.com /
    (WSBA)